SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

WILSHIRE ENTERPRISES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)           Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials.

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)           Amount Previously Paid:
(2)           Form, Schedule or Registration Statement No.:
(3)           Filing Party:
(4)           Date Filed:

WILSHIRE ENTERPRISES, INC.
1 GATEWAY CENTER
NEWARK, NEW JERSEY 07102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD FEBRUARY 26, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Wilshire Enterprises, Inc., a Delaware corporation (hereinafter called the “Company” or “Wilshire”), will be held at the Spencer Hotel, 700 King Street, Wilmington, Delaware 19801 at 3:00 P.M. Eastern Time on Thursday, February 26, 2009 for the following purposes:

(1)           To elect two directors of Wilshire to serve until the expiration of their terms and thereafter until their successors have been duly elected and qualified.

(2)           To ratify the appointment of J.H. Cohn LLP as Wilshire’s auditors for 2008.

(3)           To consider four stockholder proposals, in each case if properly presented at the meeting.

(4)           To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Stockholders of record at the close of business on January 23, 2009 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

Your vote is important regardless of the number of shares that you own. Whether or not you plan to attend the meeting in person, we urge you to submit your proxy now.

YOU MAY SUBMIT A PROXY FOR YOUR SHARES ELECTRONICALLY ON THE INTERNET, BY TELEPHONE OR BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD.

Your Board of Directors intends to nominate Miles Berger and Eric J. Schmertz, Esq. for election as directors, each of whom is currently serving as a director of the Company. We believe that Wilshire’s current Board of Directors has the independence, knowledge and commitment to deliver value for Wilshire and its long-term stockholders.  Please note that Full Value Partners L.P. provided notice that it intends to nominate its own slate of nominees for election as directors at the annual meeting and solicit proxies for use at the annual meeting to vote in favor of its own slate in opposition to the nominees nominated by the Board of Directors. We do not endorse the election of any of the Full Value nominees as director. You may receive proxy solicitation materials from Full Value Partners L.P. or other persons or affiliated entities, including an opposition proxy statement and proxy card.  YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE BOARD’S NOMINEES ON THE ENCLOSED WHITE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY FULL VALUE PARTNERS L.P.  Even if you have previously signed a proxy card sent by Full Value Partners, you have the right to change your vote by using the enclosed WHITE proxy card to vote by telephone, by Internet or by signing, dating and returning the enclosed WHITE proxy card.  Only the latest dated proxy you submit will be counted. We urge you to discard any proxy card sent to you by Full Value Partners.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on February 26, 2009.  Our Proxy Statement is attached.  Financial and other information concerning the Company is contained in our Annual Report on Form 10-K for the year ended December 31, 2007, including financial statements.  Under new rules issued by the Securities and Exchange Commission, we are providing access to our proxy materials both by sending you this full set of proxy materials, including a WHITE Proxy Card, and by notifying you of the availability of our proxy materials on the Internet. The Proxy Statement and our Annual Report are available on our web site at http://www.wilshireenterprisesinc.com.

By Order of the Board of Directors

/s/ S. Wilzig Izak
S. WILZIG IZAK
Chairman of the Board and Chief Executive Officer

Dated:  January [___], 2009

ii

WILSHIRE ENTERPRISES, INC.
1 GATEWAY CENTER
NEWARK, NEW JERSEY 07102

______________________

PROXY STATEMENT
______________________

This Proxy Statement is furnished in connection with the solicitation by the board of directors (the “Board”) of Wilshire Enterprises, Inc. (“Wilshire,” the “Company,” “we,” “our,” “us,” and any derivations thereof) of proxies to be voted at our annual meeting of stockholders to be held at the Spencer Hotel, 700 King Street, Wilmington, Delaware 19801 at 3:00 P. M. Eastern Time on Thursday, February 26, 2009, and at any adjournments or postponements thereof.  Holders of record of shares of common stock, par value $1.00 per share (“common stock”), of Wilshire as of the close of business on January 23, 2009 (the “record date”), will be entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof.  As of that date, there were [_________] shares of common stock issued, outstanding and entitled to vote.  Each share of common stock is entitled to one vote on any matter presented to the holders of the common stock at the annual meeting.

Our annual meeting in 2008 was delayed because we had entered into a merger agreement with NWJ Apartment Holdings Corp., an affiliate of NWJ Companies, Inc., in June 2008.  The merger transaction was expected to close shortly after our stockholders approved the merger at a special meeting of stockholders in September 2008.  However, as our stockholders know, the merger agreement was terminated in December 2008 because NWJ was not able to secure the financing required to close the merger.  Accordingly, at the annual meeting to be held on February 26, 2009, the two directors whose terms would have expired at an annual meeting held in 2008 will stand for re-election, for terms expiring at the 2011 annual meeting.

We are mailing this Proxy Statement, and the related WHITE proxy card, on or about January [___], 2009, to all Wilshire stockholders as of the record date.  We are also mailing our Annual Report on Form 10-K for the year ended December 31, 2007, including financial statements (the “Annual Report”), together with this Proxy Statement to all stockholders of record as of the record date.

The Company has received notice from Full Value Partners L.P. (“Full Value”) of its intention to submit two proposals and to nominate five individuals for election to the Company’s Board at the annual meeting.  On January 2, 2009, Full Value filed a preliminary proxy statement pursuant to which it intends to solicit proxies to approve two Full Value proposals and to elect up to five of its nominees to the Company’s Board.  The Full Value nominees are not endorsed by your Board.  We urge stockholders NOT to vote any proxy card that you may receive from Full Value. The Board urges you to vote the WHITE proxy card “FOR” the Board’s nominees for director, Miles Berger and Eric J. Schmertz, Esq., and “AGAINST” the Full Value proposals.

We are not responsible for the accuracy of any information provided by or relating to Full Value contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Full Value or any other statements that Full Value may otherwise make. Full Value chooses which stockholders receive their proxy solicitation materials.

Your Board is committed to maximizing stockholder value, and we are taking steps to achieve this goal.  We are focused on increasing value by adding to our asset portfolio, and we already are evaluating a number of specific properties and existing loans for possible acquisition at attractive prices, alone or in partnership with others.  While we do not currently believe market conditions are favorable for a sale of the Company and are not actively pursuing a sales process, we remain open to a sale or merger of the entire Company at a price that delivers full value to our stockholders.  We believe that the actions we are taking now will provide higher value for our stockholders.

Recently, we made the following important additions to our management team to spearhead our efforts to deliver value for ALL our stockholders:

•
Kevin B. Swill was named President and COO, and a member of the Company's Board and the Board's Strategic Planning Committee, on December 5, 2008.  Mr. Swill joined Wilshire after serving since 2001 as President of Westminster Capital, the financing arm of The Kushner Companies, a multi-billion dollar real estate development and management company based in New York, and President of Kushner Properties, which oversees an eight-million square foot portfolio of office, retail and industrial properties in New York, New Jersey and Pennsylvania.

Mr. Swill has completed more than $4 billion in debt and equity transactions in the past few years to support a variety of significant real estate transactions, including the financing of more than 10,000 apartment units, the acquisition of a 1.5 million square foot super-regional mall in New Jersey, the acquisition of a headquarters office building in Chicago, the construction and management of a luxury hotel in New Jersey, and the acquisition of a 1.5 million square foot office/retail building in New York, one of the largest single building transactions in the city's history.

With this combination of industry experience, knowledge of the properties and people in the New York and New Jersey real estate markets, and network of senior-level contacts in real estate finance, we expect Mr. Swill to play a major role in helping Wilshire take advantage of the current conditions in our industry to build long-term value for our stockholders.

•
Additionally, on January 9, 2009, James M. Orphanides, former chairman, president and CEO of First American Title Insurance Company of New York, the largest subsidiary of First American Title Insurance, was appointed to Wilshire's Board.  Mr. Orphanides replaced Ernest Wachtel, who retired from Wilshire's seven-member Board after serving since 1970.  With his outstanding reputation and extensive network of industry contacts built up over many years as a prominent real estate executive, we believe that Mr. Orphanides is an exceptional addition to our Board.

Your Board believes that the two experienced Board nominees, Miles Berger and Eric J. Schmertz, Esq., as well as the addition of Kevin B. Swill and James Orphanides to our Board will best serve the interests of ALL of the Company’s stockholders.  We strongly believe we now have assembled the management team and other resources we need to address new opportunities for the future and are convinced that our plan to improve our operations and grow the Company will yield attractive returns for our stockholders.

How to Vote

Your shares may be voted by one of the following methods:

• signing and returning a traditional paper proxy card;
• submitting a proxy on the telephone;
• submitting a proxy via the Internet; or
• attending the annual meeting and voting in person.

Whether or not you plan to attend the annual meeting, please take a moment to read the instructions, choose the way to submit a proxy that you find most convenient and submit your proxy as soon as possible.

Submitting a Proxy Card.  If the WHITE proxy card is properly executed and returned, the shares of common stock represented thereby will be voted in the manner specified therein.  If not otherwise specified, the shares of common stock represented by executed WHITE proxy cards will be voted “FOR” the Board’s nominees for director, “FOR” ratification of the appointment of J.H. Cohn LLP as Wilshire’s auditors for 2008, and “AGAINST” the four stockholder proposals.

Any stockholder who has submitted a proxy may revoke it by written notice addressed to and received by the Secretary of Wilshire or by submitting a later dated proxy card with respect to the same shares at any time before the proxy is voted (or by submitting a later dated proxy by telephone or via the Internet at any time prior to the deadline for submitting a proxy in such manners) or by attending the annual meeting and voting in person.  Merely attending the annual meeting, without voting, will not revoke a previously submitted proxy.

Submitting a Proxy by Telephone or via the Internet.  If you are a stockholder of record (that is, if your stock is registered with Wilshire in your own name), you may submit a proxy by telephone, or through the Internet, by following the instructions included with your proxy card.  If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program that allows you to submit a proxy by telephone or via the Internet.  If so, the voting form your nominee sent you will provide instructions for submitting your proxy by telephone or via the Internet.  The last proxy you submit chronologically (by any means) will supersede any previously submitted proxy.  Also, if you submit a proxy by telephone or via the Internet, and later decide to attend the annual meeting, you may revoke your previously submitted proxy and vote in person at the meeting.

The deadline for submitting a proxy by telephone or through the Internet as a stockholder of record is 7:00 p.m., EST, on February 25, 2009, the day before the annual meeting.  For stockholders whose shares are registered in the name of a broker or other nominee, please consult the instructions provided by your broker for information about the deadline for submitting a proxy by telephone or through the Internet.

Voting in Person.  If you attend the annual meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.  If you hold your shares of Wilshire common stock through a broker, bank or other representative, generally the broker or your representative may only vote the Wilshire stock that it holds for you in accordance with your instructions.

Attendance at the annual meeting will not, by itself, result in the revocation of a previously submitted proxy.  Even if you are planning to attend the annual meeting, we encourage you to submit your proxy in advance to ensure the representation of your shares at the annual meeting.

The presence, in person or by proxy, of the holders of record of a majority of the issued and outstanding shares of our common stock on the record date and entitled to vote at the meeting is necessary to constitute a quorum at the meeting.  Abstentions, broker non-votes and votes of stockholders of record who are present at the meeting in person or by proxy are each counted as present or represented at the meeting for purposes of determining whether a quorum exists.  The stockholder votes required in order to approve the proposals that will be introduced at the annual meeting are described below.

Under the rules that govern brokers and nominees who have record ownership of shares that are held in “street name” for account holders (who are the beneficial owners of the shares), brokers and nominees have the discretion to vote shares on routine matters, such as uncontested director elections, but not on non-routine matters, such as stockholder proposals and contested director elections.  If a broker or nominee has not received voting instructions from an account holder and does not have discretionary authority to vote shares on a particular item, a “broker non-vote” occurs.  If you do not give your broker specific instructions, your shares may be treated as “broker non-votes” and may not be voted on the matters listed below and, in such event, your shares will not be counted in determining the number of shares necessary for approval, although they will count for purposes of determining whether a quorum exists.

Required Votes

Election of two directors:  The directors will be elected by a plurality of the votes, in person or by proxy, of the holders of shares of common stock outstanding on the record date present at the annual meeting and entitled to vote in the election of directors.  The two persons receiving the greatest number of votes duly cast for the election of directors will be elected.  Abstentions and broker non-votes will have no effect.

Ratification of the appointment of J.H. Cohn LLP:  The ratification of the appointment of J.H. Cohn LLP as Wilshire’s auditors for 2008 will require the affirmative vote of holders of a majority of the common stock present in person or represented by proxies at the annual meeting and entitled to vote on the matter.  Abstentions will have the same effect as negative votes and broker non-votes will have no effect.

If properly presented, four stockholder proposals will be considered at the meeting and will require the following affirmative votes to be passed:

Stockholder Rights Plan:  The stockholder proposal concerning stockholder rights plans will require the affirmative vote of holders of a majority of the common stock present in person or represented by proxies at the annual meeting and entitled to vote on the matter.  Abstentions will have the same effect as negative votes and broker non-votes will have no effect.

By-Law Amendment:  The stockholder proposal to amend the Company's by-laws to expand the board and fill the newly-created vacancies will require the affirmative vote, in person or by proxies, of holders of seventy-five percent (75%) of the common stock outstanding on the record date and entitled to vote in the election of directors.  Abstentions and broker non-votes will have the same effect as negative votes.

Liquidity Event:  The stockholder proposal recommending that the Company pursue a liquidity event will require the affirmative vote of holders of a majority of the common stock present in person or represented by proxies at the annual meeting and entitled to vote on the matter.  Abstentions will have the same effect as negative votes and broker non-votes will have no effect.

Annual Election of Each Director:  The stockholder proposal concerning the election of each director annually will require the affirmative vote of holders of a majority of the common stock present in person or represented by proxies at the annual meeting and entitled to vote on the matter.  Abstentions will have the same effect as negative votes and broker non-votes will have no effect.

Board Recommendation

YOUR BOARD URGES YOU TO DISCARD ANY PROXY MATERIALS AND PROXY CARD THAT YOU MAY RECEIVE FROM FULL VALUE, AND TO VOTE AS FOLLOWS ON THE WHITE PROXY CARD ENCLOSED WITH THIS PROXY STATEMENT:

“FOR” the election of the two persons nominated by the Board for election as Directors.

“FOR” the ratification of J.H. Cohn LLP as the Company’s auditors for 2008.

“AGAINST” the stockholder proposal pertaining to stockholder rights plans.

“AGAINST” the stockholder proposal to amend the Company’s by-laws to expand the board and fill the newly-created vacancies.

“AGAINST” the stockholder proposal to pursue a liquidity event.

“AGAINST” the stockholder proposal concerning the election of each director annually.

You may vote using the WHITE Proxy Card enclosed with this Proxy Statement, by telephone or via the Internet.

Participants in the Solicitation

We have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of the Proxy Statement and Annual Report so that such record holders are able to supply such materials to beneficial owners as of the record date.  We will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card, and any additional materials furnished to stockholders.  We have engaged The Altman Group to assist us in soliciting proxies.  The Altman Group will receive a fee of approximately $55,000 plus reasonable out-of-pocket expenses for this work.  The Altman Group expects that approximately 25 of its employees will assist in the solicitation. The Company’s expenses related to the solicitation in excess of those normally spent for an annual meeting with an uncontested director election and excluding salaries and wages of the Company’s regular employees and officers are expected to be approximately $[______], of which approximately $[_______] has been spent to date.  Appendix A sets forth information relating to the Company's directors, director nominees, officers, and employees who are considered “participants” in the solicitation under the rules of the Securities and Exchange Commission (the “SEC”) by reason of their position as directors or director nominees or because they may be soliciting proxies on the Company’s behalf.

Questions about the Annual Meeting

If you have questions about the annual meeting or if you need additional copies of this Proxy Statement, you should contact:

Francis J. Elenio, Secretary
Wilshire Enterprises, Inc.
1 Gateway Center
Newark, New Jersey 07102
Phone:  201-420-2796
Fax:  201-420-6012
Email:  felenio@wilshirewoc.com

You may also contact our proxy solicitation agent, The Altman Group, toll free at 800-398-3191.  If your broker holds your shares, you should call your broker for additional information.

Cautionary Statement Concerning Forward Looking Information

This Proxy Statement, and the documents to which we refer you in this Proxy Statement, contain forward-looking statements based on estimates and assumptions.  Forward-looking statements include information concerning possible or assumed future results of operations of Wilshire.  There are forward-looking statements throughout this Proxy Statement, including, among others, under the headings and in statements containing the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimates” or other similar expressions.  For each of these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of Wilshire. These forward-looking statements speak only as of the date on which the statements were made and we undertake no obligation to update or revise any forward-looking statements made in this Proxy Statement or elsewhere as a result of new information, future events or otherwise. There are many factors that may cause actual results to differ materially from those contemplated by our forward-looking statements, including the factors disclosed by us under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007.

Proposal 1
Election of Directors

Two directors, constituting the Class I Directors, are to be elected at the annual meeting for terms expiring in 2011.  There is no cumulative voting.  The Board’s nominees for Class I Directors are Miles Berger and Eric J. Schmertz, Esq.  The Board unanimously recommends voting “FOR” these two nominees as directors.

The information provided below with respect to the Board's director nominees and present directors and named executive officers includes (1) name, (2) class, (3) principal occupation, business experience during the past five years, and age, (4) year in which he or she became a director and (5) number and percentage of shares of common stock of the Company beneficially owned as of January 12, 2009.  This information has been furnished by the directors.

Name	Class	Principal Occupation and Age **	Year Became Director of the Company	Shares of Common Stock Beneficially Owned on January 12, 2009 and Percentage of Class (1)

Miles Berger	I	Chairman of Berger Organization, Real Estate Management and Development Company, Newark, NJ Age 55	2002	26,500 *	(2)

Milton Donnenberg	II	Formerly President, Milton Donnenberg Assoc., Realty Management, Carlstadt, NJ Age 85	1981	36,462 *	(3)(9)

S. Wilzig Izak	II	Chairman of the Board since September 20, 1990; Chief Executive Officer since May 1991; Executive Vice President (1987-1990); prior thereto, Senior Vice President Age 50	1987	224,532 (2.8%)	(4)(9)

James M. Orphanides	III	Chairman Emeritus of First American Title Insurance Company of New York (“First American”) and a director of First American (December 31, 2007 to present); President, CEO and Chairman of the Board of First American (1996 through 2007); New York, NY; also a director of CB Richard Ellis Realty Trust, a public company, since 2006; Age 58	January 9, 2009	27,740 *	(5)

Eric J. Schmertz, Esq.	I	Of Counsel to the Dweck Law Firm; Distinguished Professor Emeritus and formerly Dean, Hofstra University School of Law, Hempstead, NY Age 82	1983	42,609 *	(6)

Kevin B. Swill	III	President and Chief Operating Officer since January 5, 2009; President of Westminster Capital, the financing arm of The Kushner Companies, a multi-billion dollar real estate development and management company based in New York, and President of Kushner Properties, which oversees an eight-million square foot portfolio of office, retail and industrial properties in New York, New Jersey and Pennsylvania (2001 through November 2008) Age 43	December 5, 2008	125,000 (1.6%)	(7)

W. Martin Willschick	III	Manager, Capital Markets, City of Toronto, Canada Age 56	1997	29,560 *	(8)(9)

Francis J. Elenio	N/A	Chief Financial Officer	N/A	25,000 *

*	Less than one percent.

**
No nominee or director is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of that Act or any company registered as an investment company under the Investment Company Act of 1940.

(1)	The shares of the Company’s common stock are owned directly and beneficially, and the holders have sole voting and investment power, except as otherwise noted.

(2)	Includes 19,000 shares of stock that could be obtained by Mr. Berger upon the exercise of stock options exercisable within 60 days of January 12, 2009.

(3)	Includes 15,000 shares of stock that could be obtained by Mr. Donnenberg upon the exercise of stock options exercisable within 60 days of January 12, 2009.

(4)	Includes 10,000 shares of stock that could be obtained by Ms. Izak upon the exercise of stock options exercisable within 60 days of January 12, 2009.

(5)	These shares are held jointly by Mr. Orphanides and his wife.

(6)	Includes 15,000 shares of stock that could be obtained by Mr. Schmertz upon the exercise of stock options exercisable within 60 days of January 12, 2009.

(7)
The 125,000 shares listed above are restricted shares which were granted to Mr. Swill upon his joining the Company as President and Chief Operating Officer on January 5, 2009.  One-half of the shares will vest on January 5, 2010 and the remaining one-half will vest on December 31, 2010.

(8)	Includes 22,500 shares of stock that could be obtained by Mr. Willschick upon the exercise of stock options exercisable within 60 days of January 12, 2009.

(9)	Mr. Donnenberg is Ms. Izak’s uncle by marriage. Mr. Willschick is Ms. Izak’s first cousin.

At January 12, 2009, all current directors and executive officers as a group (eight persons) beneficially owned a total of 537,403 shares of the Company’s common stock, or 6.7% of the outstanding shares.  Such amount includes 81,500 shares of common stock that could be obtained by the directors and current executive officers upon the exercise of stock options exercisable within 60 days of January 12, 2009 and 125,000 shares subject to restricted stock awards which had not vested as of January 12, 2009.

Upon his retirement in January 2009, Ernest Wachtel, who had served as a director of the Company since 1970, was named Director Emeritus.  As of January 12, 2009, Mr. Wachtel beneficially owned 155,723 shares of the Company’s common stock, or 1.9% of the outstanding shares, including 15,000 shares that could be obtained upon the exercise of stock options exercisable within 60 days of January 12, 2009.

In March 2005, the Board created a new position of presiding director, whose primary responsibility is to preside over periodic sessions of the Board in which management directors do not participate.  The presiding director also advises the Chairman of the Board and Committee chairs with respect to agendas and information needs relating to the Board and Committee meetings, provides advice with respect to the selection of Committee chairs and performs other duties that the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.  The non-management members of the Board have designated Eric J. Schmertz to serve in this position.  Stockholders and other parties interested in communicating directly with the presiding director or with the non-management directors as a group may do so by writing to Presiding Director, Wilshire Enterprises, Inc., 1 Gateway Center, Newark, New Jersey 07102.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers, and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act, to file initial reports of ownership and reports of changes in ownership with respect to our equity securities with the Securities and Exchange Commission.  All reporting persons are required to furnish us with copies of all reports that such reporting persons file with the SEC pursuant to Section 16(a).  Based on our records and other information, we believe that in 2007 and 2008 our directors and our executive officers who are subject to Section 16 met all applicable filing requirements

Principal Stockholders

Based on information available to the Company, the following table sets forth certain information, as of January 12, 2009, with respect to holdings of the Company’s common stock by each person the Company believes beneficially owned more than 5% of the Company’s outstanding common stock as of January 12, 2009:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class

Estate of Siggi B. Wilzig c/o Daniel Swick Herrick, Feinstein LLP 2 Penn Plaza Newark, NJ 07105-2245	1,660,792	(2)	21.1%
Phillip Goldstein 60 Heritage Drive Pleasantville, NY 10570 and Bulldog Investors and Andrew Dakos Park 80 West-Plaza Two Saddle Brook, NJ 07663	1,242,424	(3)	15.67%
Dimensional Fund Advisors, LP. 1299 Ocean Avenue, Suite 650 Santa Monica, CA 90401	467,143	(4)	5.89%
QVT Financial LP 1177 Avenue of the Americas, 9th Floor New York, New York 10036 and QVT Financial GP LLC 1177 Avenue of the Americas, 9th Floor New York, New York 10036	408,877	(5)	5.16%

(1)
Each beneficial owner’s percentage ownership of common stock is determined by assuming that options, warrants and other convertible securities that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days of January 12, 2009 have been exercised or converted.  Options, warrants and other convertible securities that are not exercisable within 60 days of January 12, 2009 have been excluded.  Unless otherwise noted, the Company believes that all persons named in the above table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

(2)
Mr. Wilzig, former Chairman and President of the Company, served as the Senior Consultant to the Company until his death on January 7, 2003.  The table above reflects the Estate’s ownership as reported by the Estate.

(3)
Pursuant to a filing with the Securities and Exchange Commission on December 24, 2008, Bulldog Investors, Phillip Goldstein and Andrew Dakos beneficially owned an aggregate of 1,734,456 shares or 21.88% of the outstanding shares.  A subsequent filing with the Securities and Exchange Commission on January 5, 2009 provides that certain of the members of the group have withdrawn from the group, and the remaining members of the filing group own, in the aggregate, 1,242,424 shares or 15.67% of the outstanding shares.  The filing on January 5, 2009 does not state which members have withdrawn from the group.  The filing also indicates that power to dispose of and to vote these securities resides either with Mr. Goldstein, Mr. Dakos or with clients.

(4)
Pursuant to a filing with the Securities and Exchange Commission, Dimensional Fund Advisors, Inc. (“Dimensional”), a registered investment advisor, disclosed that it is deemed to have beneficial ownership of 467,143 shares of common stock, all of which shares are held in the portfolios of certain “Funds”.  Such Funds consist of investment companies to which Dimensional provides investment advice and certain other commingled group trusts and separate accounts for which Dimensional serves as an investment manager.  Dimensional disclaims beneficial ownership of all such shares.

(5)
Pursuant to a filing with the Securities and Exchange Commission, QVT Financial LP (“QVT”) is the investment manager for QVT Fund LP (the “Fund”), which is disclosed to have beneficial ownership of 322,693 shares of common stock for the Fund, and for Quintessence Fund L.P. (“Quintessence”) which is disclosed to have beneficial ownership of 35,813 shares of common stock.  QVT also disclosed that it is the investment manager for a separate account managed for Deutsche Bank AG (“Deutsche”), which holds 50,371 shares of common stock.  QVT further disclosed that it has the power to direct the vote and disposition of the aggregate amount of 408,877 shares of common stock owned by the Fund, Quintessence and Deutsche.  QVT Financial GP, LLC is a general partner of QVT and may be deemed a beneficial owner of the same number of shares reported by QVT.  QVT and QVT Financial GP, LLC disclaim beneficial ownership of all such shares.

Board Of Directors And Its Committees; Director Compensation

The Company’s current Restated Certificate of Incorporation and By-Laws provide for a seven member board of directors divided into three classes of directors serving staggered three-year terms.  The term of office of directors in Class I expires at the upcoming annual meeting, Class II at the next annual meeting and Class III at the second succeeding annual meeting.  Two Class I nominees of the Board, Miles Berger and Eric J. Schmertz, Esq., are named in this Proxy Statement.

Independence

Since the adoption of the Sarbanes-Oxley Act in July 2002, there has been a growing public and regulatory focus on the independence of directors.  The American Stock Exchange (the “AMEX”) has its own definition of independence.  Additional requirements relating to independence are imposed by the Sarbanes-Oxley Act with respect to members of the Audit Committee.  All of the non-employee members of the Board, and, accordingly, all members of the Audit Committee, Compensation Committee and Nominating Committee of the Board, have been determined to be “independent” pursuant to the definition contained in the AMEX’s Corporate Governance Rules and under the SEC’s Rule 10A-3.

Board of Directors’ Meetings

The Board holds periodic meetings as necessary to deal with matters which it must consider.  The Board has an Audit Committee, a Compensation Committee, an Executive Committee, a Nominating Committee and, since December 2008, a Strategic Planning Committee.  During 2007, the full Board met a total of 15 times, the Audit Committee six times, the Compensation Committee three times, the Nominating Committee two times and the Executive Committee did not meet.  During 2008, the full Board met a total of 12 times, the Audit Committee five times, the Compensation Committee one time, the Nominating Committee one time, the Executive Committee did not meet and the Strategic Planning Committee met one time.  Each Board member attended at least 75% of the aggregate of the Board and committee meetings (of committees on which each such director served) held during 2007 and 2008.

Executive Committee

The Board has an Executive Committee, which consists of S. Wilzig Izak (Chair), W. Martin Willschick and Eric J. Schmertz.  This Committee may exercise all authority of the full Board with the exception of specified limitations relating to major corporate matters.

Audit Committee

The Audit Committee of the Board serves to:  (a) oversee the accounting and financial reporting processes of the Company, internal controls of the Company, and audits of the financial statements of the Company; (b) assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, (iv) the performance of the Company’s internal audit functions and its independent auditors, and (v) the accounting and financial reporting processes of the Company; and (c) prepare the Audit Committee report for inclusion in the Proxy Statement as required by the SEC.

The members of the Audit Committee are Mr. Willschick (Chair), Mr. Schmertz and Mr. Donnenberg.

The Board has determined that W. Martin Willschick constitutes an “audit committee financial expert”, as such term is defined by the SEC.  As noted above, Mr. Willschick - as well as the other members of the Audit Committee - has been determined to be “independent” within the meaning of SEC and AMEX regulations.

Compensation Committee

The Compensation Committee of the Board serves to:  (a) assist the Board in establishing and maintaining compensation and benefits policies and practices that support the successful recruitment, development and retention of talent in order to achieve the Company’s business objectives and optimize long-term financial returns; and (b) assist the Board in discharging its responsibilities for compensating the Company’s executives.

The members of the Compensation Committee are Mr. Schmertz (Chair) and Mr. Berger.

Nominating Committee

The purposes of the Nominating Committee are to: (a) identify and screen individuals qualified for nomination to the Board; (b) recommend to the Board director nominees for election at each meeting of stockholders at which directors are to be elected and recommend to the Board individuals to fill any vacancies on the Board that arise between such meetings; and (c) recommend to the Board directors for appointment to each committee of the Board.

The members of the Nominating Committee are Mr. Berger (Chair), Mr. Orphanides and Mr. Donnenberg.

Additional Nominating Committee Matters

As noted above, all of the members of the Nominating Committee have been determined to be “independent” within the meaning of SEC and AMEX regulations.

The board has adopted a Nominating Committee charter to govern its Nominating Committee.  A copy of the Nominating Committee charter was attached as Annex A to the Company’s 2007 proxy statement.

The Nominating Committee’s charter describes procedures for nominations to be submitted by stockholders and other third-parties, other than candidates who have previously served on the board or who are recommended by the board.  The charter states that a nomination must be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.  The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a notice as described above.  The charter requires a nomination notice to set forth as to each person whom the proponent proposes to nominate for election as a director:  (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) information that will enable the Nominating Committee to determine whether the candidate or candidates satisfy the criteria established pursuant to the charter for director candidates.

The charter describes the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess. Each nominee:

•	must satisfy any legal requirements applicable to members of the board;

•	must have business or professional experience that will enable such nominee to provide useful input to the board in its deliberations;

•	must have a reputation for honesty and ethical conduct;

•	must have a working knowledge of the types of responsibilities expected of members of the board of directors of a public company; and

•
must have experience, either as a member of the board of directors of another public or private company or in another capacity, that demonstrates the nominee’s capacity to serve in a fiduciary position.

Candidates to serve on the board will be identified from all available sources, including recommendations made by stockholders.  The Nominating Committee’s charter provides that there will be no differences in the manner in which the Nominating Committee evaluates nominees recommended by stockholders and nominees recommended by the Committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the board.  The evaluation process for individuals other than existing Board members will include:

•	a review of the information provided to the Nominating Committee by the proponent;

•	a review of reference letters from at least two sources determined to be reputable by the Nominating Committee; and

•	a personal interview of the candidate,

together with a review of such other information as the Nominating Committee shall determine to be relevant.

As stated elsewhere in this Proxy Statement, Full Value has indicated that it intends to nominate its own slate of directors at the annual meeting.

YOUR BOARD URGES YOU TO DISCARD ANY PROXY MATERIALS AND PROXY CARD THAT YOU MAY RECEIVE FROM FULL VALUE, AND TO VOTE FOR THE BOARD'S TWO NOMINEES FOR DIRECTOR ON THE WHITE PROXY CARD ENCLOSED WITH THIS PROXY STATEMENT.

In connection with the upcoming annual meeting, the Nominating Committee did not receive any other nominations from any stockholder or group of stockholders which owned more than 5% of the Company’s common stock for at least one year.

Strategic Planning Committee

In December 2008, the Board established a Strategic Planning Committee, which consists of S. Wilzig Izak (Chair), Miles Berger, Eric J. Schmertz, Esq., Kevin B. Swill and James M. Orphanides.  The purpose of this Committee is to explore possible alternative strategies for the Company’s future with the goal of ultimately enhancing stockholder value for all of the Company’s stockholders.

Stockholder Communications with the Board

The Board has established a procedure that enables stockholders to communicate in writing with members of the board.  Any such communication should be addressed to Ms. S. Wilzig Izak, Chairman of the Board, and should be sent to such individual c/o Wilshire Enterprises, Inc., 1 Gateway Center, Newark, New Jersey 07102.  Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board.  Under the procedures established by the Board, upon the Chairman of the Board’s receipt of such communication, the Company’s Secretary will send a copy of such communication to each member of the Board, identifying it as a communication received from a stockholder.  Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication.

Board members are encouraged, but not required by any specific board policy, to attend the Company’s annual meeting of stockholders.  All of the members of the Board who were directors in 2007 attended the Company’s 2007 annual meeting of stockholders.

Executive Compensation

Compensation Discussion and Analysis

General

During 2006, the SEC substantially revised the disclosures that we are required to make with respect to executive compensation.  As part of the SEC’s revised executive compensation discussion requirements, issuers must provide a “Compensation Discussion and Analysis” in which issuers explain the material elements of their compensation of executive officers by describing the following:

•	the objectives of the issuer’s compensation programs;
•	the conduct that the compensation programs are designed to reward;
•	the elements of the compensation program;
•	the rationale for each of the elements of the compensation program;
•	how the issuer determines the amount (and, where applicable, the formula) for each element of the compensation program; and
•	how each element and the issuer’s decisions regarding that element fit into the issuer’s overall compensation objectives and affect decisions regarding other elements of the compensation program.

Our compensation philosophy is dictated by the Compensation Committee of our Board.  The duties and responsibilities of the Compensation Committee, which consists entirely of independent directors of the board, include the following:

•	administer the employee benefit plans of the Company designated for such administration by the board;

•	establish the compensation of the Company’s Chief Executive Officer (subject to the terms of any existing employment agreement);

•
with input from the Company’s Chief Executive Officer, establish or recommend to the board the compensation of the Company’s other executive officers (subject to the terms of any existing employment agreements); and

•	monitor the Company’s overall compensation policies and employment benefit plans.

S. Wilzig Izak, our Chairman of the Board and Chief Executive Officer, participates in determinations regarding the compensation and design of our benefit programs for all employees, including our other executive officers.  However, she does not participate in determining her own compensation.

Our Compensation Objectives and the Focus of Our Compensation Rewards

We believe that an appropriate compensation program should draw a balance between providing rewards to executive officers while at the same time effectively controlling compensation costs.  We reward executive officers in order to attract highly qualified individuals, to retain those individuals in a highly competitive marketplace for executive talent and to motivate them to perform in a manner that maximizes our corporate performance.

We view executive compensation as having two key elements:

•	a current cash compensation program consisting of salary and cash bonus incentives; and
•	long-term equity incentives reflected in grants of stock options and/or restricted stock awards.

We do not provide executive officers with significant perquisites or other benefits.

We annually review our mix of short term performance incentives versus longer term incentives.  We do not have set percentages of short term versus long term incentives.  Instead, we look to provide a reasonable balance of those incentives.

In connection with establishing the compensation of our executive officers for 2007, we engaged a consultant.  However, in an effort to save costs and in light of the fact that the Company was engaged in negotiations to sell or merge the Company, the Compensation Committee granted the Chief Executive Officer a bonus which was less than the bonus discussed with the consultant and less than the bonus the Compensation Committee had previously considered granting to the Chief Executive Officer.  See “Bonus” below.

We compare our salaries and other elements of compensation against the salaries and other compensation measures of other public companies in our industry by reviewing the proxy statements of such other companies.  However, we do not prepare formal benchmarking studies.  Based on the salaries paid to chief executive officers of comparably sized public real estate companies, and also noting that Ms. Izak was performing much of the work previously performed by the Company’s prior President and Chief Operating Officer, the consultant recommended that Ms. Izak’s salary be increased to $275,000.  However, in light of the Company’s negotiations to sell or merge the Company, the Compensation Committee did not increase Ms. Izak’s salary.  The Compensation Committee believes that the compensation paid to the Company’s Chief Executive Officer is less than the compensation paid to chief executive officers at other comparably sized real estate companies.  See “Salary” below.

During 2008, none of the Named Officers received a salary increase, bonus or grant of restricted stock or stock options.

Specific Elements of Our Compensation Program

We have described below the specific elements of our compensation program for executive officers.

Salary.  We pay salaries to our Named Officers in order to fairly compensate them for their day-to-day responsibilities in managing our business.  Ms. Izak’s salary was not increased for 2007.  As stated above, the Compensation Committee believes that Ms. Izak is paid less than what chief executive officers at other comparably sized real estate companies receive.  Mr. Elenio joined the Company as Chief Financial Officer in September 2006 at an annual salary of $175,000, which the Compensation Committee believed to be commensurate with his experience.  On September 4, 2007, the Company entered into a letter agreement with Mr. Elenio, under which he continues to serve as the Company’s Senior Vice President and Chief Financial Officer at a reduced annual salary of $50,000, and also provides services to an unaffiliated company.  See “Employment Agreements and Other Arrangements with Executive Officers” for information concerning the employment agreement with Kevin B. Swill, who joined the Company on January 5, 2009 as President and Chief Operating Officer.

Bonus.  Bonuses are designed to motivate executives by rewarding their individual performance and contribution to the Company’s financial performance.  In connection with the Company’s continuing efforts to contain costs and in light of the Company’s negotiations to sell or merge the Company, the Compensation Committee granted the Chief Executive Officer a bonus which was less than the bonus discussed with the consultant and less than the bonus the Compensation Committee had previously considered granting to the Chief Executive Officer.  Mr. Elenio did not receive a bonus for 2007 in light of his September 4, 2007 letter agreement with the Company.

Long-Term Incentive Compensation.  We provide long-term incentives to our executive officers through our 2004 Stock Option and Incentive Plan.  We refer to this as our Stock Option Plan.  The Compensation Committee did not grant any stock options or restricted stock awards to the Chief Executive Officer or the Chief Financial Officer in 2007.  The consultant engaged by the Compensation Committee had recommended that Ms. Izak receive a 12,500 share restricted stock award, with vesting over a three year period.  Again, in light of the Company’s negotiations, no restricted stock award was granted to Ms. Izak for 2007.

Compliance with Sections 162(m) and 409A of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee.  Certain performance-based compensation that has been approved by our stockholders is not subject to this limitation.  As a result, stock options granted under our Stock Option Plan are not subject to the limitations of Section 162(m).  However, restricted stock awards under our Stock Option Plan generally will not be treated as performance-based compensation.  Restricted stock award grants made to date under the Stock Option Plan have not been at levels that, together with other compensation, approached the $1,000,000 limit.  Also, since we retain discretion over cash bonuses, those bonuses also will not qualify for the exemption for performance-based compensation.  Since none of the Company’s executive officers had compensation in excess of $1,000,000 for 2007, Section 162(m) was not applicable.

It is also our intention to maintain our executive compensation arrangements in conformity with the requirements of Section 409A of the Internal Revenue Code, which imposes certain restrictions on deferred compensation arrangements.  We are in the process of reviewing and modifying, as necessary, our deferred compensation arrangements since the enactment of Section 409A in order to remain compliant with guidance issued by the Internal Revenue Service under Section 409A.

Summary of Cash and Certain other Compensation

The following table sets forth, for the year ended December 31, 2007 (and, as required by SEC regulations, 2006), a summary of the compensation earned by our Chief Executive Officer and our Chief Financial Officer, who were our only executive officers as of December 31, 2007.  We refer to the executive officers named in this table as the “Named Officers.”

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
S. Wilzig Izak	2007	218,000	180,000	0	28,769	426,769
Chairman of the Board (Chief Executive Officer)	2006	218,000	0	0	28,769	246,769

Francis J. Elenio (1)	2007	133,333	0	0	2,760	136,093
Chief Financial Officer	2006	58,333	0	112,500	12,760	183,593

(1)
Mr. Elenio joined the Company in September 2006 as its Chief Financial Officer.  On September 4, 2007, the Company entered into a letter agreement with Mr. Elenio, under which he continues to serve as the Company’s Senior Vice President and Chief Financial Officer at a reduced annual salary of $50,000, and also provides services to an unaffiliated company.

In the table above:

•
no stock awards were granted to the Named Officers in 2007; Mr. Elenio received stock awards in 2006; when we refer to “stock awards”, we are referring to the dollar amount recognized by us for financial statement purposes in accordance with FAS 123R, an accounting pronouncement which governs the manner in which we account for equity based compensation; in calculating such dollar amounts, we have made the assumptions described in Note 6 of the Notes to our Consolidated Financial Statements for the year ended December 31, 2006; the amount for Mr. Elenio in the table above for 2006 reflects the fair market value of the 25,000 restricted stock awards granted to him at $4.50 per share (a total of 8,667 shares of the restricted stock awarded to Mr. Elenio vested on September 5, 2007, and the remaining 16,333 vested on September 5, 2008);

•
in calculating the “stock awards”, we have disregarded any estimate of forfeitures relating to service-based vesting conditions; for 2006, for all grantees of stock awards and option awards under our plans, forfeitures amounted to $8,482; and

•	“all other compensation” for 2007 includes the following:

•	for Ms. Izak: $12,000 for a travel allowance and $16,769 for unused vacation pay; and

•      for Mr. Elenio:  $2,760 for unused vacation pay.

Grants of  Plan Based Awards

Neither of the Named Officers received an option grant or a grant of restricted stock in 2007.

Outstanding Equity Awards at December 31, 2007

The following table sets forth, for each of the Named Officers, information regarding stock options and stock awards outstanding at December 31, 2007.  The vesting dates applicable to each such stock option and stock award are set forth in footnotes that follow the columnar explanations below the table.

Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)

S. Wilzig Izak	10,000	0	3.32	7/15/2012	8,667	28,341

Francis J. Elenio	0	0	0	0	16,333	53,409

In the table above, we are disclosing:

•	in column (b), the number of shares of our common stock underlying unexercised stock options that were exercisable as of December 31, 2007;

•	in column (c), the number of shares of our common stock underlying unexercised stock options that were not exercisable as of December 31, 2007;

•	in columns (e) and (f), respectively, the exercise price and expiration date for each stock option that was outstanding as of December 31, 2007;

•	in column (g), the number of shares of our common stock covered by stock awards that were not vested as of December 31, 2007; and

•	in column (h), the aggregate market value as of December 31, 2007 of the stock awards referenced in column (g).

In calculating market values in the table above, we have multiplied the closing market price of our common stock on December 31, 2007 (which was $3.27), by the applicable number of shares of common stock underlying the Named Officers’ stock options or stock awards.  The 8,667 restricted shares for Ms. Izak vested on January 1, 2008.  The 16,333 restricted shares for Mr. Elenio vested on September 5, 2008.

Options Exercised and Stock Awards Vested

The following table sets forth, for each of the Named Officers, information regarding stock options exercised during 2007 and stock awards vested during 2007.  The phrase “value realized on exercise” represents the number of shares of common stock set forth in column (b) multiplied by the difference between the market price of our common stock on the date of exercise and the Named Officer’s exercise price.  Similarly, the phrase “value realized on vesting” represents the number of shares of common stock set forth in column (d) multiplied by the market price of our common stock on the date on which the Named Officer’s stock award vested.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)

S. Wilzig Izak	10,000	21,100	8,667	39,782

Francis J. Elenio	0	0	8,667	37,082

Employment Agreements and Other Arrangements with Executive Officers

On March 29, 2004, the Company provided S. Wilzig Izak, the Chairman of the Board, with a severance agreement.  The agreement provides that on termination of her employment for any reason other than termination for Cause (as defined), she will receive a payment equal to $200,000.  On December 31, 2008, the agreement was amended to comply with Section 409A of the Internal Revenue Code of 1986, as amended.

Mr. Elenio joined the Company in September 2006 as its Chief Financial Officer. On September 4, 2007, the Company entered into a letter agreement with Mr. Elenio, under which he continues to serve as the Company’s Senior Vice President and Chief Financial Officer at a reduced annual salary of $50,000, and also provides services to an unaffiliated company.

On December 5, 2008, the Board appointed Kevin B. Swill as a member of the Company's board and the board's Strategic Planning Committee.  Mr. Swill joins the Company after serving since 2001 as President of Westminster Capital, the financing arm of The Kushner Companies, a multi-billion dollar real estate development and management company based in New York, and President of Kushner Properties, which oversees an eight-million square foot portfolio of office, retail and industrial properties in New York, New Jersey and Pennsylvania.

The Company and Kevin B. Swill entered into an Employment Agreement, dated as of December 8, 2008 (the "Employment Agreement"), pursuant to which Mr. Swill will serve as the Company's President and Chief Operating Officer commencing on January 5, 2009 (the “Effective Date”) and expiring on December 31, 2010, provided that the term of the Employment Agreement will be automatically extended for successive one year periods thereafter, unless either party provides at least 90 days prior written notice to the other of its (or his) intent not to extend the then current term.

The Employment Agreement provides that Mr. Swill will be paid a base salary of $250,000 per year.  On the Effective Date, he was granted 125,000 restricted shares under the Company's stock option plan, one half of which will vest after one year, and the remaining one half of which will vest after two years.  Mr. Swill will also be entitled to participate in all employee benefit plans and programs made available generally to executive officers of the Company, and he will receive an automobile allowance of $1,000 per month.  The Employment Agreement also contains confidentiality and noncompetition provisions.

The Employment Agreement provides that if Mr. Swill's employment is terminated by the Company without Cause, or he resigns for Good Reason (in each case, as defined in the Employment Agreement), Mr. Swill will be entitled to receive 11 months severance.  In the event of non-renewal, Mr. Swill will be entitled to receive three months severance, provided that if the Employment Agreement has been in effect for at least five years and the Company decides not to renew, then Mr. Swill will be entitled to receive six months severance.  If, within 12 months following a “Change in Control” (as defined in the Employment Agreement), Mr. Swill's employment is terminated without Cause or he resigns for Good Reason, then he will be entitled to receive a change in control payment (as described in the following sentence), and all of Mr. Swill's restricted shares and stock options (to the extent not already vested) will become fully vested.  If a Change in Control occurs during the first 12 months of the initial term of the Employment Agreement, the change in control payment will equal Mr. Swill's monthly base salary multiplied by the number of full calendar months remaining in the initial term; if a Change in Control occurs at any time after the one year anniversary of the Effective Date, the change in control payment will equal Mr. Swill's monthly base salary multiplied by 12.

Compensation of Directors

The following table sets forth certain information regarding the compensation we paid to those persons who served as our directors, other than S. Wilzig Izak, during 2007.  None of our non-employee directors received a stock award during 2007.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Option Awards ($) (d)	All Other Compensation ($) (g)	Total ($) (j)

Miles Berger	30,000	19,092	0	49,092

Milton Donnenberg	37,500	19,092	0	56,592

Eric J. Schmertz, Esq.	40,750	19,092	0	59,842

Ernest Wachtel	31,500	19,092	0	50,592

W. Martin Willschick	38,000	19,092	0	57,092

In the table above:

•
when we refer to “Fees Earned or Paid in Cash”, we are referring to all cash fees that we paid or were accrued in 2007, including annual retainer fees, committee and/or chairmanship fees and meeting fees;

•	when we refer to “option awards”, we are referring to the dollar amount recognized by us for financial statement purposes in accordance with FAS 123R;

•	the grant date fair value for each of the 5,000 share option awards made to our directors during 2007 was $3.82; and

•
the aggregate number of option awards outstanding for each director at December 31, 2007 were: for Mr. Berger, 27,500; for Mr. Donnenberg, 22,500; for Mr. Schmertz, 22,500; for Mr. Wachtel, 22,500; and for Mr. Willschick, 30,000; none of the non-employee directors has been granted a restricted stock award.

Mr. Wachtel retired as a director in January 2009.  Each non-employee director receives an annual fee of $11,000.  Non-employee members of the Executive Committee also receive an annual fee of $4,000.  Members of the Audit Committee and members of the Strategic Planning Committee also receive an annual fee of $5,000.  Members of the Compensation Committee and members of the Nominating Committee also receive an annual fee of $2,000.  Each non-employee director also receives an additional fee of $750 for each meeting of the Board and each Committee thereof which such director attends.  Ms. Izak does not receive any annual or per meeting fees for attending Board or Committee meetings.

Pursuant to the Company’s 2004 Non-employee Director Stock Option Plan (the “Outside Director Plan”), each of the Company’s non-employee directors received, on the date of the 2004 annual meeting, a stock option grant covering 10,000 shares of common stock, at an exercise price equal to the fair market value of the common stock on such date.  Under the Outside Director Plan, any new non-employee director will receive a grant of 10,000 options at fair market value upon becoming a director.  On each annual meeting date after the 2004 annual meeting, each non-employee director will be granted an option covering 5,000 shares of common stock, at fair market value, so long as he or she continues to serve on the Board on the annual meeting date.  As set forth in the chart above, options covering 5,000 shares per director or a total of 25,000 shares of common stock were granted to the non-employee directors at the 2007 annual meeting.  The options vest in 25% installments beginning one year after the grant date.  Ms. Izak does not receive any automatic stock option grants.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Messrs. Berger and Schmertz.  During 2007 and 2008 and until his retirement in January 2009, Mr. Wachtel also served as a member of the Compensation Committee.  None of these individuals is or was at any time an officer or employee of the Company.  No executive officer of the Company has served as a director or member of the compensation committee of any other entity, one of whose executive officers served as a member of the Compensation Committee of the Company.  No interlocking relationship exists between our Board or Compensation Committee and the board of directors or compensation committee of any other company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the information provided under the caption “Compensation Discussion and Analysis” set forth above.  Based on that review and those discussions, the Compensation Committee recommended to our Board that such “Compensation Discussion and Analysis” be included in this Proxy Statement.

Eric J. Schmertz, Esq. (Chair)
Miles Berger

Other Compensation Committee Matters

Charter.  Our Board has defined the duties of its Compensation Committee in a charter. A copy of the Compensation Committee’s charter was attached to the Company’s 2007 proxy statement as Annex B.

Authority, Processes and Procedures.  Our Compensation Committee is responsible for administering our employee benefit plans, for establishing the compensation of our Chief Executive Officer and for recommending to the Board the compensation of our other executive officers.  Our Compensation Committee also establishes policies and monitors compensation for our employees in general.  While the Compensation Committee may, and does in fact, delegate authority with respect to the compensation of employees in general, the Compensation Committee retains overall supervisory responsibility for employee compensation.  With respect to executive compensation, the Compensation Committee receives recommendations and information from senior staff members, as well as outside compensation consultants, regarding issues relevant to determinations made by the Compensation Committee. Ms. Izak participates in Committee deliberations regarding the compensation of other executive officers, but does not participate in deliberations regarding her own compensation.

Consultants.  In connection with establishing the compensation of our executive officers for 2007, we engaged a consultant.  However, in an effort to save costs, the Compensation Committee decided to increase the Chief Executive Officer’s salary by an amount which was less than the increase recommended by the consultant.  See the “Compensation Discussion and Analysis”.

Other Audit Committee Matters

Charter.  The Board has adopted an Audit Committee charter to govern its Audit Committee.  A copy of the Audit Committee charter was attached as Annex C to the Company’s 2007 proxy statement.

Audit Committee Report.  The following report is not to be deemed “soliciting material” or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in the 2007 Annual Report on SEC Form 10-K with the Company’s management and the independent auditors.  Management is responsible for the financial statements and the reporting process, including the system of internal controls.  The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Committee discussed with the independent auditors their independence from the Company and its management including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and considered the compatibility of non-audit services with the auditors’ independence.  In addition, the Committee discussed the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference to any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, and shall not be deemed filed under either of such acts except to the extent that the Company specifically incorporates this information by reference.

Respectfully submitted by the members of the Audit Committee of the Board:

W. Martin Willschick (Chair)
Eric J. Schmertz
Milton Donnenberg

Proposal 2
Ratification of the Appointment of J.H. Cohn LLP
as the Company’s Independent Registered
Public Accounting Firm For 2008

The Audit Committees of the Company has selected and appointed J.H. Cohn LLP as the independent registered public accounting firm for the Company to audit the consolidated financial statements as of and for the year ended December 31, 2008.  J.H. Cohn has served as independent public accountants for the Company since the quarter ended June 30, 2004.

One or more representatives of J.H. Cohn are expected to be present at the annual meeting. They will have the opportunity to make a statement if they wish, and are expected to be available to respond to appropriate questions from stockholders.

The Company is not required to submit this appointment to a vote of its stockholders.  If the stockholders of the Company do not ratify the appointment, the Audit Committee will investigate the reasons for rejection by the stockholders and will reconsider the appointment.

The Board Unanimously Recommends a Vote FOR the Proposal to Ratify the Appointment of J.H. Cohn LLP.

Audit Fees and Related Matters

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee’s charter, all audit and audit-related work and all non-audit work performed by the Company’s independent accountants is approved in advance by the Audit Committee, including the proposed fees for such work.  The Audit Committee is informed of each service actually rendered and differences between the proposed fees and the final fees, if any.

Audit Fees. The aggregate fees incurred by the Company for the fiscal years ended December 31, 2007 and 2006 for professional services rendered by J.H. Cohn LLP, the Company’s Independent Registered Public Accounting Firm, in connection with (i) the audit of the Company’s annual financial statements and (ii) the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q were $183,634 and $137,000, respectively.

Audit-Related Fees.  The Company incurred $30,066 and $5,361 for the fiscal years ended December 31, 2007 and 2006, respectively, for assurance and related services by J.H. Cohn in connection with the performance of the audit and review of the Company’s financial statements.

Tax Fees.  The Company did not incur any fees for the fiscal years ended December 31, 2007 and 2006 for professional services rendered by J.H. Cohn for tax compliance, tax advice or tax planning.

The Company incurred $75,000 for the fiscal year ended December 31, 2007 for professional services rendered by Grant Thornton LLP for tax services regarding the preparation of the Company’s 2006 tax return.

All Other Fees.  The Company incurred $11,072 and $7,210 for the fiscal years ended December 31, 2007 and 2006, respectively, for other services rendered by J.H. Cohn, including work related to their attendance at Audit Committee meetings and the annual meeting of stockholders.

Of the time expended by the Company’s principal accountants to audit the Company’s financial statements for the year ended December 31, 2007, less than 50% of such time involved work performed by persons other than the principal accountant’s full-time, permanent employees.

Other Matters.  The Audit Committee of the Board has considered whether the provision of the Audit-Related Fees, Tax Fees and All Other Fees are compatible with maintaining the independence of the Company’s principal accountant.

Applicable law and regulations provide an exemption that permits certain services to be provided by the Company’s outside auditors even if they are not pre-approved by the Audit Committee.  The Company has not relied on this exemption since the Sarbanes-Oxley Act was enacted.

Proposal 3
Stockholder Proposal Concerning Stockholder Rights Plans

Thomas Kirchner of the Pennsylvania Avenue Event-Driven Fund (the "Fund"), a stockholder of the Company, has notified the Company that the Fund intends to present a proposal at the annual meeting.  If a qualified representative of the Fund is present at the annual meeting and submits the proposal for a vote, then the proposal will be voted upon.  The Fund's stockholder proposal is included in this Proxy Statement exactly as submitted to the Company by the Fund, and the Company accepts no responsibility for the accuracy of the proposal or its supporting statement.  The Fund's address and share ownership will be provided to stockholders promptly upon a written request to the Corporate Secretary at the Company's address included in this Proxy Statement, or by calling the Corporate Secretary at (201) 420-2796.  The Board's recommendation that stockholders vote AGAINST the proposal is set forth below the stockholder's proposal.

Stockholder Proposal and Supporting Statement

Resolved:  That our Board subject the current and any future poison pill and any renewal or modification thereof to a shareholder vote, and that a sunset provision on a poison pill shall not be a substitute for a shareholder vote.

Wilshire Enterprises currently has a "shareholder rights plan" in effect, better known under the term poison pill.  It would dilute the holdings of an investor who acquires 15% or more of the shares of Wilshire, so that it is difficult for a buyer to offer shareholders full value for our shares unless the board consents.  As you know, the board's sales process has not made progress.  Just before the last meeting, the board announced that "Initial Bids Are In" and they have sat back and relaxed ever since.  The poison pill gives our directors increased job security despite the decline in our stock price that results from our directors' poor performance.

According to SEC filings, one institutional investor holds 14.9% of Wilshire's shares.  If this investor wanted to acquire additional shares it could not do so without triggering the poison pill.  The poison pill is an obstacle to an increase in buying interest.  More demand for the stock would help the share price.  This illustrates that our proposal is not just a theoretical exercise but that shareholders are suffering as a result of the "rights plan."

Numerous experts in corporate governance are opposed to poison pills.  Nell Minow and Robert Monks write in their book Power and Accountability:  "All poison pills . . . give target boards of directors absolute veto power over any proposed business combination, now matter how beneficial it might be for the shareholders."

The governance policies of leading institutional investors are also supporting proposals to eliminate poison pills.  Proxy voting guidelines of influential advisory firm Institutional Shareholder Services recommend "Vote FOR shareholder proposals that ask a company to submit its poison pill for shareholder ratification."

In 2007, shareholders at some of the largest corporations in the world voted in favor of similar proposals:

Hewlett-Packard:	72.5% for
MeadWestvaco	78.3% for
Walt Disney:	57.3% for
Source: Georgeson.com

The sale of the company is the only way out of continued operating losses.  Management has promised us such a sale long enough.  While the poison pill is in effect, Wilshire is unlikely to be sold.  It is important that you support this proposal because it will increase the probability that reluctant buyers can come forward and buy Wilshire at a premium to its depressed stock price.

Vote "For" Proposal Number 3.

Statement by the Board in Opposition to Proposal 3

The essential point our shareholders need to understand is this:  Wilshire adopted a Rights Plan solely to prevent anyone from taking control of the Company without paying ALL other shareholders a control premium.

THE STOCKHOLDER PROPOSAL SAYS:  "As you know, the board's sales process has not made progress . . . While the poison pill is in effect, Wilshire is unlikely to be sold . . . The poison pill gives our directors increased job security."

THE FACTS:   Wilshire entered into a definitive merger agreement with NWJ Apartment Holdings Corp., an affiliate of NWJ Companies, Inc. in June 2008.  Our shareholders were asked to and did approve this merger agreement at a Special Meeting held on September 17, 2008.  Far from increasing their job security, all of our board members agreed in advance to resign upon closing.

The merger agreement was terminated recently because NWJ was not able to secure the financing required to close the merger, not because of any actions or lack of commitment to the deal by your Board.  The rights plan did not prevent the Company from entering into a merger agreement that was in the best interests of ALL stockholders.  Nor did your board "just (sit) back and relax."  On the contrary, we were prepared to take all steps required by us to close the deal.

THEY SAY:  "(The shareholder rights plan) would dilute the holdings of an investor who acquires 15% or more of the shares of Wilshire, so that it is difficult for a buyer to offer shareholders full value for our shares unless the board consents."

THE FACTS:  Our board was concerned that after the termination of the merger agreement with NWJ, and in light of the extraordinary sell-off in the credit and equity markets that has seen public company valuations in many cases reduced by more than 50% from last year's highs, the Company was vulnerable to a possible abusive buy-out attempt at a price below fair value.

Solely to prevent such abusive tactics, in December 2008 the board adopted a Qualified Offer Plan Rights Agreement.  Our new Rights Agreement contains a 20% threshold for becoming an "Acquiring Person," as opposed to the 15% in our prior plan (which expired in August 2008).

In contrast to the misleading claims in support of the shareholder proposal, the Rights Agreement DOES NOT PROHIBIT a "Qualified Offer," which is an all-cash tender offer for all outstanding shares that is fully financed, remains open for a specified period, results in the offeror owning at least 85% of the shares after consummation of the offer, assures a prompt second-step acquisition of shares not purchased in the initial offer at the same price as the initial offer and meets certain other requirements.

To further protect stockholders, in connection with the adoption of the Rights Agreement, the Board also adopted an annual independent director evaluation mechanism.  Under this mechanism, an independent board committee will periodically review the Rights Agreement and recommend modification or termination of the Rights Agreement if appropriate in the best interests of stockholders.

The Rights Agreement does not preclude a transaction.  Like the more than 225 other companies which have either adopted or renewed similar plans in 20081, we adopted the Rights Agreement to force a potential acquirer to negotiate directly with the Company's Board, which is in the best position to evaluate any potential offer and to maximize value for ALL of the Company's stockholders.

THEY SAY:  "The poison pill is an obstacle to an increase in buying interest."

THE FACTS:  A recently published three-year study showed that companies with rights plans actually command higher takeover premiums.2

THEY SAY:  "The sale of the company is the only way out of continued operating losses."

THE FACTS:  While the board is open at any time to considering a buy-out offer that provides full value to ALL of our shareholders, we are not "just sitting back" and waiting for something to happen but are taking practical steps to improve our operating performance.  In this connection, we recently announced the appointment of Kevin B. Swill as Wilshire's President and Chief Operating Officer, and a member of the Company's Board and the Board's Strategic Planning Committee.  Swill joins Wilshire after serving since 2001 as President of Westminster Capital, the financing arm of The Kushner Companies, a multi-billion dollar real estate development and management company based in New York, and President of Kushner Properties, which oversees an eight-million square foot portfolio of office, retail and industrial properties in New York, New Jersey and Pennsylvania.  We expect to announce additional steps in the future.

The Board recommends that stockholders vote "AGAINST" Proposal 3.

Proposal 4
Stockholder Proposal to Amend the By-laws to Expand the Board and Fill the Newly-Created Vacancies
and
Proposal 5
Stockholder Proposal to Pursue a Liquidity Event

Full Value Partners L.P., a stockholder of the Company, has notified the Company that it intends to present two proposals at the annual meeting.  If a qualified representative of Full Value is present at the annual meeting and submits the proposals for a vote, then the proposals will be voted upon.  Full Value’s stockholder proposals are included in this Proxy Statement exactly as submitted to the Company, and the Company accepts no responsibility for the accuracy of the proposals or its supporting statements.  The Board's recommendation that stockholders vote AGAINST the proposal is set forth below the stockholder's proposals.

1 FactSet SharkWatch, December 2008.
2 Lawrence D. Brown et al., Corporate Governance Study: The Correlation between Corporate
   Governance and Company Performance, Institutional Shareholder Services (Feb. 2004).

The first proposal is as follows:

The first sentence of Section 1 of Article II of the bylaws shall be revised to read: The Board of Directors of the Corporation shall consist of nine persons.  If this proposal is adopted directors shall be elected at this meeting to fill any vacancies thereby created.

Reason for the proposal: The last annual meeting was held more than 18 months ago.  Therefore, shareholders should be able to elect a majority of the board of directors at this meeting if they would rather pursue a liquidity event than the new direction strategy.

The second proposal is as follows:

It is recommended that the board pursue a liquidity event rather than a growth strategy.

Reason for the proposal: We believe Wilshire is too small to continue to absorb the costs of remaining a public company.  Moreover, as a C corporation rather than a REIT, shareholders are subject to double taxation.  In sum, we think pursuing a bird in the hand liquidity event is a superior risk adjusted alternative to growing the Company.

Statement by the Board in Opposition to Proposals 4 and 5

The Board urges stockholders to realize that Full Value’s proposals amount to nothing more than Full Value attempting to acquire control of a majority of the Board, and thus effective control of the Company, without paying Wilshire stockholders the control premium they deserve.  Full Value incorrectly states that three directors will be elected at the Annual Meeting when, in fact, only two directors—the two members of the class with terms expiring in 2008—are to be elected.

In addition, your Board believes that a fire sale of the Company in today’s depressed economic environment is not in the best interests of the Company’s stockholders.  The Board is therefore focused on creating long-term stockholder value and recently has announced several initiatives along these lines, including:

•
The formation of a Strategic Planning Committee to explore possible alternative strategies for the Company’s future with the goal of ultimately enhancing stockholder value for all of the Company’s stockholders.

•
The appointment of Kevin B. Swill as President, Chief Operating Officer, a member of the Company's Board and a member of the Board's Strategic Planning Committee.  Mr. Swill joins Wilshire after having served since 2001 as President of Westminster Capital, the financing arm of The Kushner Companies, a multi-billion dollar real estate development and management company based in New York, and President of Kushner Properties, which oversees an eight-million square foot portfolio of office, retail and industrial properties in New York, New Jersey and Pennsylvania.  Mr. Swill has completed more than $4 billion in debt and equity transactions in the past few years to support a variety of significant real estate transactions, including the financing of more than 10,000 apartment units, the acquisition of a 1.5 million square foot super-regional mall in New Jersey, the acquisition of a headquarters office building in Chicago, the construction and management of a luxury hotel in New Jersey, and the acquisition of a 1.5 million square foot office/retail building in New York, one of the largest single building transactions in the city's history.  The Board expect Mr. Swill to play a major role in helping Wilshire take advantage of the current conditions in our industry to build long-term value for our stockholders.

•
The appointment of James M. Orphanides, former chairman, president and CEO of First American Title Insurance Company of New York, the largest subsidiary of First American Title Insurance, to Wilshire's Board.  With his outstanding reputation and extensive network of industry contacts built up over many years as a prominent real estate executive, we believe that Mr. Orphanides is an exceptional addition to our Board.

The Board urges stockholders to support the Board’s plan for long-term value creation and not to support the Full Value hedge fund and its plan to take control of the Company and force a fire sale in these depressed market conditions.

The Board recommends that stockholders vote "AGAINST" Proposal 4 and "AGAINST" Proposal 5.

Proposal 6
Stockholder Proposal Concerning Election of Each Director Annually

James Potkul of Potkul Capital Management LLC, a stockholder of the Company, has notified the Company that he intends to present a proposal at the annual meeting.  If Mr. Potkul is present at the annual meeting and submits the proposal for a vote, then the proposal will be voted upon.  The stockholder proposal is included in this Proxy Statement exactly as submitted to the Company by Mr. Potkul, and the Company accepts no responsibility for the accuracy of the proposal or its supporting statement.  Mr. Potkul's address and share ownership will be provided to stockholders promptly upon a written request to the Corporate Secretary at the Company's address included in this Proxy Statement, or by calling the Corporate Secretary at (201) 420-2796.  The board's recommendation that stockholders vote AGAINST the proposal is set forth below the stockholder's proposal.

Shareholder Resolution

Resolved Adopt resolution allowing the shareholders to elect each director annually.

Wilshire Enterprise shareholders strongly recommend that our Board of Directors implement the necessary rules to elect each director annually as an established policy (Unexpired terms of directors not affected).

Proponent’s Supporting Statement

Why elect the entire board of directors annually?

1.           As a shareholder, you own a fractional ownership in Wilshire and you should have the right to vote and to determine annually the people that represent you on the Board of Directors.

2.           According to CalPERS - Corporate Governance Market Principles, An accountable board and responsible shareholders are key to the long term prosperity of a corporation.  The practice of staggering board terms impedes corporate owners from exercising their responsibilities and allows unresponsive boards to remain unaccountable to shareholders.  Classified boards, where directors serve staggered terms, weaken shareholder’s ability to exercise influence.  The practice of protecting directors from election by shareholders runs directly counter to the belief that board members must be accountable to corporate owners and serves to weaken the director-shareholder relationship.

3.           The combination of Wilshire Enterprise’s classified board and poison pill entrenches management and lessons management’s incentive to improve shareholder value.

4.           Shareholders deserve the right to make a reasonable return on their investment over time.  The share price of Wilshire stock does not reflect the underlying value of the assets and the shareholders have not realized the inherent value of Wilshire’s investments.

5.           Wilshire is a small company that is not very complex.  New ideas and new people would only benefit shareholders.  In the event that all directors were replaced, this would express shareholder dissatisfaction with the incumbents and reflect the need for change.

Vote Yes:  Elect each director annually.

Statement by the Board of Directors in Opposition to Proposal 6

Your Board believes that it is in the best interest of the Company and ALL of its stockholders to maintain the Company's current classified board structure for the following reasons:

Board Independence.  Electing directors for three year terms, rather than one year terms, enhances the independence of non-employee directors by protecting them from the pressures of special interest groups.  Under the Company's current classified board structure, our directors have more time to focus on the best strategies for maximizing value for ALL of the Company's stockholders, without being drawn into a re-nomination and election process each year.

Stability and Continuity.  Our classified board structure ensures that a majority of our directors always will have prior experience on our Board and be familiar with our business and its challenges.  This facilitates the Board's development and implementation of strategies that will maximize value for ALL of the Company's stockholders.

Accountability of Directors.  Our directors owe the same fiduciary duties to our stockholders regardless of whether they are elected for three year terms or one year terms.

Protection Against Certain Potential Takeovers.  Our classified board structure prevents a potential acquirer from replacing a majority of our Board at a single meeting, thereby gaining control of the Company without paying a fair value to our stockholders.  In fact, our classified board encourages potential acquirers to negotiate with the Board, whose members are in the best position to evaluate the adequacy of a takeover proposal and negotiate the best terms possible for ALL of our stockholders.

Only a Recommendation.  This stockholder proposal is only a request that our Board take the action stated in the proposal.  Under applicable law, the Board cannot "implement the necessary rules to elect each director annually".  Declassification of our Board would require an amendment to the Company's certificate of incorporation, which first must be approved by our Board and then submitted to our stockholders for a vote at a subsequent meeting.  Our certificate of incorporation provides that approval of such an amendment would require the affirmative vote of 80% of the outstanding shares.  Your Board does not believe, however, that such an amendment would be in the best interests of the Company and ALL of its stockholders.

For all of these reasons, the Board recommends that stockholders vote "AGAINST" Proposal 6.

Stockholder Proposals for the Company’ 2009 Annual Meeting

Stockholder Proposals for Inclusion in the Proxy Statement for the Company’s 2009 Annual Meeting

If any stockholder intends to present a proposal for consideration at the 2009 annual meeting of stockholders, such proposal must be received by the Company not later than [_____________] for inclusion, pursuant to Rule 14a-8 under the Exchange Act, in the Company’s proxy statement for such meeting.  Such proposal also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.

Other Requirements for Stockholder Proposals for Presentation at the 2009 Annual Meeting

According to the by-laws of the Company, notice of any proposal to be presented by any stockholder at any annual meeting must be given timely, in writing, to the Secretary of the Company.  To be timely, a stockholder’s notice must be given to the Secretary not less than 90 or more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. All such notices must set forth, as to each matter the stockholder proposes to bring before the annual meeting, (i) the text of the proposal, (ii) a brief description of the reasons for such proposal, (iii) the name and address of the stockholder proposing such business, (iv) the class and number of shares of Common Stock which are beneficially owned by the stockholder and (v) any material interest of the stockholder in such proposal. The chairperson of the meeting will determine whether sufficient notice has been given; in the absence of such notice, a stockholder proposal will not be considered.

Pursuant to Rule 14a-4 under the Exchange Act, if a stockholder notifies the Company in a time or manner inconsistent with the Company’s by-laws of an intent to present a proposal at the Company’s 2009 annual meeting (and for any reason the proposal is voted upon at that annual meeting), the Company’s proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials.

Other Topics

Code of Ethics

The Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions.  A copy of the Code of Ethics is available on the Company’s website (http:// www.wilshireenterprisesinc.com) under the caption “Corporate Policies.”

Policies and Procedures Concerning Related Party Transactions

The Audit Committee of the Board has adopted written procedures governing related party transactions.  The procedures require the Audit Committee to approve in advance any related party transaction.  The charter of the Audit Committee requires the Audit Committee, on a quarterly basis, to inquire of management and the other directors of Wilshire to determine whether any of these persons is aware of any related party transactions.  By “related party transaction,” we mean a transaction between Wilshire or any of its subsidiaries, on the one hand, and an executive officer, director or immediate family member of an executive officer or a director, on the other hand.

Independent Accountants

J.H. Cohn LLP has served as Wilshire’s Independent Registered Public Accounting Firm since the quarter ended June 30, 2004.  A representative of J.H. Cohn is expected to attend the annual meeting, to have an opportunity to make a statement, if such representative desires to do so, and to be available to respond to appropriate questions.  The Audit Committee has selected J.H. Cohn LLP as the Company’s independent auditors for 2008.  See Proposal 2.

We hope that you will attend the annual meeting, and look forward to your presence. HOWEVER, EVEN IF YOU PLAN TO ATTEND, YOU ARE URGED TO EITHER SUBMIT A PROXY FOR YOUR SHARES ELECTRONICALLY ON THE INTERNET, BY TELEPHONE OR BY COMPLETING, SIGNING AND RETURNING THE ENCLOSED WHITE PROXY CARD.  If you wish to change your vote or vote differently in person, your proxy may be revoked at any time prior to the time it is voted at the annual meeting.  IF YOU RECEIVE PROXY SOLICITATION MATERIALS AND A PROXY CARD FROM FULL VALUE, OUR BOARD URGES YOU TO DISCARD SUCH MATERIALS.

/s/ S. Wilzig Izak
S. WILZIG IZAK
Chairman of the Board
Dated:  January __, 2009

A COPY OF THE COMPANY’S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2007, INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT.  THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

APPENDIX A

PARTICIPANT INFORMATION

Wilshire Enterprises, Inc. (the “Company”), its directors and certain of its officers and employees are “participants” with respect to the solicitation of proxies in connection with the Company’s annual meeting of stockholders to be held on February 26, 2009.  Certain information about these participants, other than the Company, is presented below.

DIRECTORS, NOMINEES FOR DIRECTOR AND CERTAIN EMPLOYEES AND OFFICERS

The name and principal occupation of each of our directors and executive officers who is deemed a “participant” under the applicable SEC rules is set forth under the section entitled “Proposal 1: Election of Directors” of this Proxy Statement.  Each participant has a business address of Wilshire Enterprises, Inc., 1 Gateway Center, Newark, New Jersey 07102.

INFORMATION REGARDING OWNERSHIP OF COMPANY SECURITIES BY PARTICIPANTS

The number of equity securities of the Company beneficially owned by the directors and such executive officers as of January 12, 2009 is set forth under the section entitled “Proposal 1: Election of Directors” of this Proxy Statement.  None of the participants owns any equity securities of the Company of record that such participant does not own beneficially.

INFORMATION REGARDING TRANSACTIONS IN COMPANY SECURITIES BY PARTICIPANTS

The following table sets forth information regarding purchases and sales during the past two years of shares of Company common stock by participants. This includes information regarding certain restricted stock and stock option grants, which grants were subject to vesting.

None of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Shares of Common Stock Purchased or Sold
January 12, 2007 to January 12, 2009

Name	Date	Number of Shares	Transaction Type

Miles Berger	July 19, 2007	5,000	(1)
Milton Donnenberg	July 19, 2007	5,000	(1)
S. Wilzig Izak	May 25, 2007	10,000	(2)
James M. Orphanides	December 30, 2008	21,000	(3)
	January 7, 2009	5,740	(3)
	January 9, 2009	1,000	(3)
Eric J. Schmertz, Esq.	July 19, 2007	5,000	(1)
Kevin B. Swill	January 5, 2009	125,000	(4)
W. Martin Willschick	July 19, 2007	5,000	(1)
Francis J. Elenio	—	—	—

(1)	Grant of stock option pursuant to the Company’s 2004 Non-employee Director Stock Option Plan
(2)	Shares acquired on exercise of stock option.
(3)	Open market purchase.
(4)	Grant of restricted stock pursuant to the Company’s 2004 Stock Option and Incentive Plan.

MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS

Except as described in this Appendix A or otherwise disclosed in this Proxy Statement, no associate of any participant beneficially owns any shares of common stock or other securities of the Company.

Except as described in this Appendix A or otherwise disclosed in this Proxy Statement, no participant or any of his or her associates (including a member of the participant’s immediate family), is either a party to any transactions or series of similar transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction or series of similar transactions in which (1) the Company or any of its subsidiaries was or is to be a party, (2) the amount involved exceeds $120,000 and (3) any such person or any of his or her associates had or will have, a direct or indirect material interest.

Except as described in this Appendix A or as otherwise disclosed in this Proxy Statement, no participant or any of his or her associates has entered into any agreement or understanding with any person respecting any future employment by the Company or its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party.

Except as described in this Appendix A or as otherwise disclosed in this Proxy Statement, there are no contracts, arrangements or understandings by any of the participants within the past year with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Appendix A or as otherwise disclosed in this Proxy Statement, no participant owns beneficially any securities of any parent or subsidiary of the Company.

Except as described in this Appendix A or as otherwise disclosed in this Proxy Statement, no participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting to be held on February 26, 2009.

There are no material proceedings to which any participant or any associate of any such person is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

1305 Wilshire CST_03 1/15/09 5:13 PM Page 1

WILSHIRE ENTERPRISES, INC.

VOTE BY INTERNET OR TELEPHONE
QUICK ★★★ EASY ★★★ IMMEDIATE

As a stockholder of Wilshire Enterprises, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on February 25, 2009.

Vote Your Proxy on the Internet:

Go to www.continentalstock.com
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

OR

Vote Your Proxy by Phone:
Call 1 (866) 894-0537
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

OR

Vote Your Proxy by mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN BELOW; NO BOXES NEED TO BE CHECKED.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 and 2 and "AGAINST" PROPOSALS 3, 4, 5 and 6.

Please mark your votes like this **X**

(1) Nominees for Class I Director: 01 Miles Berger and 02 Eric J. Schmertz, Esq. FOR ☐ WITHHOLD AUTHORITY ☐

To withhold authority to vote for any individual nominee, write that nominee's name in the space below.

____

(2) Ratification of the appointment of J.H. Cohn LLP as auditors for 2008. FOR ☐ AGAINST ☐ ABSTAIN ☐

(3) If proposed at the meeting, consideration of a stockholder proposal, which management opposes, concerning stockholder rights plans. FOR ☐ AGAINST ☐ ABSTAIN ☐

(4) If proposed at the meeting, consideration of a stockholder proposal, which management opposes, to amend the Company's by-laws to expand the board and fill the newly-created vacancies. FOR ☐ AGAINST ☐ ABSTAIN ☐

(5) If proposed at the meeting, consideration of a stockholder proposal, which management opposes, to pursue a liquidity event. FOR ☐ AGAINST ☐ ABSTAIN ☐

(6) If proposed at the meeting, consideration of a stockholder proposal, which management opposes, concerning the election of each director annually. FOR ☐ AGAINST ☐ ABSTAIN ☐

(7) The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof, as the proxies in their discretion may determine. The Board of Directors is not aware of any such other business.

Any proxies heretofore given for the annual meeting are hereby revoked.

I PLAN TO ATTEND THE MEETING YES ☐ NO ☐

PRINT AUTHORIZATION ***(THIS BOXED AREA DOES NOT PRINT)***

To commence printing on this proxy card please sign, date and fax this card to this number: 212-691-9013 or email us your approval.

SIGNATURE:____________ **DATE:**______ **TIME:**______

Registered Quantity ________ **Broker Quantity**________

Note: SCOTTI to Email final approved copy for Electronic Voting website setup: Yes ☐

UPON FINAL APPROVAL FORWARD INTERNET & TELEPHONE VOTING TO
SUNGUARD
WITHOUT THE YELLOW BOX, BLUE BOX & CROP MARKS

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

IMPORTANT: PLEASE CHECK THE BOXES ABOVE, DATE AND SIGN BELOW AND PROMPTLY RETURN IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

SIGNATURE ________________ **SIGNATURE** ________________ **DATE** ________

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person. (Continued on reverse side)

1305 Wilshire CST_03 1/15/09 5:13 PM Page 2

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 and 2 and "AGAINST" PROPOSALS 3, 4, 5 and 6.

▼ FOLD AND DETACH HERE ▼

WILSHIRE ENTERPRISES, INC.
PROXY -- COMMON STOCK

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS, FEBRUARY 26, 2009

The undersigned appoints Kevin B. Swill and Francis J. Elenio, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders to be held on February 26, 2009, and at any adjournments thereof, upon matters properly coming before the meeting, as set forth in the Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED.

IN THE ABSENCE OF SUCH DIRECTION THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1, FOR PROPOSAL 2 AND AGAINST PROPOSALS 3, 4, 5 and 6.

ADDRESS CHANGE

____

____

____

(Continued on reverse side)